UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 3, 2009

FUQI INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52383	20-1579407
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5/F., Block 1, Shi Hua Industrial Zone Cui Zhu Road North Shenzhen, 518019 People’s Republic of China	N/A
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	+86 (755) 2580-1888

N/A
 (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On August 6, 2009, Fuqi International, Inc. (the “Company”) issued a press release announcing its financial results for the second quarter ended June 30, 2009. A copy of the August 6, 2009 press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On August 3, 2009, the Company issued a press release announcing that the underwriters of the Company's recently announced public offering have elected to exercise their option to purchase an additional 726,395 shares of the Company's common stock to cover over-allotments. On August 6, 2009, the Company issued a press release announcing its financial results for the second quarter ended June 30, 2009. Copies of the press releases are attached to this Current Report on Form 8-K as Exhibits 99.2 and 99.1, respectively, and are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.  Any offering will be made only through a prospectus supplement and accompanying prospectus.

The information reported under Items 2.02 and 7.01 in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated August 6, 2009
99.2	Press release dated August 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2009	FUQI INTERNATIONAL, INC.

	By:	/s/ Yu Kwai Chong
	Name:	Yu Kwai Chong
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated August 6, 2009
99.2	Press release dated August 3, 2009